EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Pharsight Corporation pertaining to the Amended and Restated 2000 Equity Incentive Plan, of our report dated May 5, 2006 (except for Note 14, as to which the date is June 12, 2006), with respect to the consolidated financial statements and schedule of Pharsight Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

June 29, 2006